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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                                  EXHIBIT INDEX



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Number            Description of Document                                 Number
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  99              Press Release dated March 17, 2000                           4
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                                   EXHIBIT 99




For Further Information:


Investor Contact: Deborah Abraham
                  (203) 459-6674

Media Contact:    Maria Gordon-Shydlo
                  (203) 459-7674


FOR IMMEDIATE RELEASE


                            OXFORD HEALTH PLANS, INC.
                   PREPAYS REMAINING $131 MILLION OF TERM LOAN



         TRUMBULL, CONNECTICUT, MAY 17, 2000. Oxford Health Plans, Inc. (NASDAQ:
OXHP) today announced that it has retired the remaining $131 million balance of its bank term loan three years prior to its due date. Pursuant to the May 13, 1998 term loan agreement, this pre-payment included a premium of 2.5%, bringing the total payment to $134.3 million. As part of a previously announced initiative, Oxford Health Plans, Inc. received dividend and surplus note repayments from its New York HMO subsidiary totaling $128 million during the current quarter.

         Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.




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